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                                                                      EXHIBIT 21



                     SUBSIDIARIES OF APPLIED MATERIALS, INC.


                                                                PLACE OF
                   LEGAL ENTITY NAME                            INCORPORATION
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 Applied Materials Japan, Inc.                                  Japan
 Applied Materials Europe BV                            (1)     Netherlands
 Applied Materials International BV                             Netherlands
 Applied Materials (Holdings)                           (2)     California
 Applied Materials Asia-Pacific, Ltd.                   (3)     Delaware
 Applied Materials Israel, Ltd.                         (4)     Israel
 AM Japan LLC                                                   Delaware
 Applied Materials SPV1, Inc.                           (5)     Delaware
 Parker Technologies, Inc.                                      California
 AKT, Inc.                                              (6)     Japan
 Obsidian, Inc.                                                 California
 Etec Systems, Inc.                                     (7)     Nevada
 Display Products Group, Inc.                                   Nevada
 Global Knowledge Services, Inc.                                Delaware
 Electron Vision Corporation                                    California
AKT Japan, LLC                                                  Delaware
Boxer Cross, Inc.                                               Delaware
Applied Materials India Private Limited                         India
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 (1) Applied Materials Europe BV owns the following
       subsidiaries:
        Applied Materials GmbH                                  Germany
        Applied Materials France SARL                           France
        WGTKTC1 Limited                                         United Kingdom
        Applied Materials Ireland Ltd.                          Ireland
        Applied Materials Sweden AB                             Sweden
        Applied Materials Italy Srl.                            Italy
        Applied Materials Belgium N.V.                          Belgium
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 (2) Applied Materials (Holdings) owns the following
       subsidiary:
        Applied Materials UK Limited                            California
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 (3)  Applied Materials Asia-Pacific, Ltd. owns the
        following subsidiaries:
          Applied Materials Korea, Ltd.                         Korea
          Applied Materials Taiwan, Ltd.                        Taiwan
          Applied Materials South East Asia Pte. Ltd.   (a)     Singapore
          Applied Materials China, Ltd.                 (b)     Hong Kong
          AMAT (Thailand) Limited                               Thailand
          Applied Materials (Shanghai) Co., Ltd.                P.R. China
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 (4)  Applied Materials Israel, Ltd. owns the following
        subsidiary:
          Integrated Circuit Testing GmbH                       Germany
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 (5)  Applied Materials SPV1, Inc. owns the following
        subsidiary:
          Applied Materials SPV2, Inc.                  (c)     Delaware
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                                                                      EXHIBIT 21

 (6)  AKT, Inc. owns the following subsidiary:
        AKT America, Inc.                                       California
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 (7)  Etec Systems, Inc. owns the following subsidiaries:
          Etec Systems Japan, Ltd.                              Japan
          Etec Systems Korea Corp.                              Korea
          Etec Systems, Ltd.                                    England
          Etec Systems International, Inc.              (d)     Nevada

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 (a) Applied Materials South East Asia Pte. Ltd. owns
      the following subsidiary:
         Applied Materials (AMSEA) Sdn Bhd                      Malaysia
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 (b) Applied Materials China, Ltd. owns the following
       subsidiaries:
         Applied Materials China Tianjin Co., Ltd.              P.R. China
         Applied Materials (China), Inc.                        P.R. China
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 (c) Applied Materials SPV2, Inc. owns the following
       50-50 joint venture:
          eLith LLC                                             Delaware
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 (d) Etec Systems International, Inc. owns the following
       subsidiary:
          Etec Systems Singapore PTE, Ltd.                      Singapore
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